Exhibit 99.1

CERTIFICATION

OF

PERIODIC FINANCIAL REPORT

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18  U.S.C. Section 1350

I, Deborah M. Fretz, President and Chief Executive Officer of Sunoco Partners LLC, the general partner of the registrant Sunoco Logistics Partners L.P., hereby certify that the registrant’s Quarterly Report on Form 10-Q for the Quarter ended March 31, 2003 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that the information contained in the period report fairly presents, in all material respects, the financial condition and results of operations of Sunoco Logistics Partners L.P.

/s/ DEBORAH M. FRETZ
Name: Title: Date:	Deborah M. Fretz President and Chief Executive Officer May 9, 2003

A signed original of this written statement required by Section 906 has been provided to Sunoco Logistics Partners L.P. and will be retained by Sunoco Logistics Partners L.P. and furnished to the Securities and Exchange Commission or its staff upon request.